CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 10 Registration Statement (the “Registration Statement”) of Spindle, Inc., of our report dated March 21, 2014 relating to the audited financial statements of Y Dissolution, Inc. for the years ended December 31, 2013 and 2012, appearing in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2014.

/s/ L.L. Bradford & Company

L.L. Bradford & Company

April 28, 2014

Las Vegas, Nevada